                                                                   Exhibit 99.A9
















                               Exhibit 24(b)(4)(a)



        Specimen Flexible Payment Accumulation Deferred Annuity Contract

AUSA LIFE INSURANCE COMPANY, INC.
(A STOCK COMPANY)                                         Administrative Office:
Home Office: Purchase, New York                                   P.O. Box  9054
                                                 Clearwater, Florida 33758- 9054
                                                                  (800) 322-7353


IN THIS CONTRACT AUSA Life Insurance Company, Inc. will be referred to as WE, OUR or US. OFFICE refers to our Administrative Office located in Clearwater, Florida.

WE agree to pay the benefits of this Contract in accordance with its provisions. CONTRACT VALUES AND BENEFITS DURING THE ACCUMULATION PERIOD WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE CONTRACT VALUE PROVISIONS AND THE INVESTMENT EXPERIENCE OF THE APPLICABLE SUBACCOUNTS IN THE SEPARATE ACCOUNT. CONTRACT VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SUBACCOUNT OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

THE SMALLEST ANNUAL RATE OF INVESTMENT RETURN WHICH WOULD HAVE TO BE EARNED ON SEPARATE ACCOUNT ASSETS SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE IS 6.4%.

THE CONSIDERATION for this Contract is the application and the payment of the Initial Premium.

THE ANNUITANT, OWNER, AND BENEFICIARY are as shown in the application unless changed in accordance with the provisions of this Contract.

THE PROVISIONS on the following pages are part of this Contract.

IN WITNESS WHEREOF, We have signed this Contract at Our Office in Clearwater, Florida as of the Contract Date.

        /s/ Craig D. Vermie                      /s/ Tom A. Schlossberg
   ---------------------------------        ---------------------------------
             Secretary                                 President



                            RIGHT TO EXAMINE CONTRACT

The Owner may cancel this Contract at any time within ten days after receipt by returning it to Us at P.O. Box 9054, Clearwater, Florida 33758-9054. If the Contract is returned within this period: it will be void from the beginning and a refund will be made to the Owner. The refund will equal the total of all premiums paid for this Contract.

             FLEXIBLE PAYMENT VARIABLE ACCUMULATION DEFERRED ANNUITY
                         Death Benefit Prior to Maturity
                   Monthly Annuity Commencing on Maturity Date
                        Non-Participating - No Dividends

                                 CONTRACT GUIDE

CONTRACT SCHEDULE .........................................................    3
DEFINITIONS ...............................................................    5
   Accounts ...............................................................    5
   Accumulation Period ....................................................    5
   Accumulation Unit Value ................................................    5
   Age ....................................................................    5
   Annuitant ..............................................................    5
   Annuity Proceeds .......................................................    5
   Annuity Unit Value .....................................................    5
   Annuity Value ..........................................................    5
   Cash Value .............................................................    5
   Contingent Beneficiary .................................................    5
   Contract Anniversary ...................................................    5
   Contract Date ..........................................................    6
   Death Benefit Proceeds .................................................    6
   Death Report Day .......................................................    6
   Fixed Account ..........................................................    6
   Maturity Date ..........................................................    6
   Premium Tax ............................................................    6
   Reallocation Date ......................................................    6
   SEC ....................................................................    6
   Separate Account .......................................................    6
   Series Fund ............................................................    6
   Subaccount .............................................................    6
   Surrender ..............................................................    6
   Surrender Charge Period ................................................    7
   Valuation Date .........................................................    7
   Valuation Period .......................................................    7
   Written Notice .........................................................    7
GENERAL PROVISIONS ........................................................    7
   The Contract ...........................................................    7
   Ownership ..............................................................    7
   Change of Ownership Upon Request .......................................    7
   Change of Ownership Upon Death of Owner ................................    8
   Beneficiary ............................................................    8
   Change of Beneficiary ..................................................    8
   Assignment .............................................................    8
   Incontestability .......................................................    8
   Age and Sex ............................................................    9
   Contract Years .........................................................    9
   Reports ................................................................    9
   Contract Payment .......................................................    9
   Protection of Proceeds .................................................    9
SEPARATE ACCOUNT PROVISIONS ...............................................    9
  Subaccounts .............................................................   10
  Transfers Among Subaccounts During the
      Accumulation Period .................................................   10
  Transfers Among Subaccounts After the
     Maturity Date ........................................................   10
SEPARATE ACCOUNT PROVISIONS (continued)
  Addition, Deletion or Substitution of
     Investments ..........................................................   10
  Change of Investment Objective ..........................................   11
  Accumulation Unit Value .................................................   11
PREMIUM PROVISIONS ........................................................   12
  Premiums ................................................................   12
CONTRACT VALUE PROVISIONS .................................................   12
  Net Premium .............................................................   12
  Allocation of Net Premiums ..............................................   12
  Subaccount Value ........................................................   12
  Fixed Account ...........................................................   13
  Annual Contract Charge ..................................................   13
  Annuity Value ...........................................................   14
  Partial Surrender .......................................................   14
  Cash Value ..............................................................   15
  Surrender Charge ........................................................   15
  Basis of Computation ....................................................   16
DEATH BENEFIT PROVISIONS ..................................................   16
  Death of Annuitant During the
     Accumulation Period ..................................................   16
  Death Benefit Proceeds ..................................................   16
  Alternative Election ....................................................   17
ANNUITY PROVISIONS ........................................................   18
  Commencement of Annuity Payments ........................................   18
  Maturity Date ...........................................................   18
  Annuity Option ..........................................................   18
  Change of Annuitant .....................................................   18
  Payee ...................................................................   18
  Availability ............................................................   18
  Age .....................................................................   18
  Proof of Age and Sex ....................................................   19
  Proof of Survival .......................................................   19
  Death Benefit After Maturity Date .......................................   19
  Restrictions ............................................................   19
FIXED ACCOUNT ANNUITY PAYMENTS ............................................   19
  Interest and Mortality ..................................................   19
  Amount of Monthly Fixed Account Annuity
     Payment ..............................................................   19
  Fixed Account Annuity Options ...........................................   20
VARIABLE ACCOUNT ANNUITY PAYMENTS .........................................   22
  Annuity Unit Value ......................................................   22
  Determination of the First Variable
     Payment ..............................................................   23
  Determination of Subsequent Variable
     Payments .............................................................   23
  Variable Account Annuity Options ........................................   23

                        AUSA LIFE INSURANCE COMPANY, INC.
                    ADMINISTRATIVE OFFICE:CLEARWATER, FLORIDA

                                CONTRACT SCHEDULE

OWNER:            John Doe            CONTRACT NUMBER:        01-12345678
ANNUITANT:        John Doe            CONTRACT DATE:          September 03, 2000
ISSUE AGE:        35                  MATURITY DATE:          August 01, 2055
SEX:              Male                REALLOCATION DATE:      September 03, 2000
ANNUITY OPTION:   D-10 Year Certain   REALLOCATION ACCOUNT:   Money Market
INITIAL PREMIUM:  $50,000.00


                          ANTICIPATED PREMIUM PATTERN*

          AMOUNT                  MODE                       YEARS PAYABLE
       $10,000.00                 Annual                    55 Years

* The anticipated premium pattern is based upon selection made in the application. The amount may be changed in accordance with the Premium Provisions on Page 11.


SEPARATE ACCOUNT PROVISIONS

     Separate Account:                     AUSA Series Annuity Account
     Separate Account Charge               1.40 %  Maximum Annually

PREMIUM PROVISIONS

     Maximum Additional Annual Premium:    $1,000,000 (Without Prior Approval)
     Minimum Additional Premium:           $50.00

CONTRACT VALUE PROVISIONS

     Annual Contract Charge:               $30
     Minimum Balance:                      $5,000

FIXED ACCOUNT MINIMUM GUARANTEED

          Effective Annual Interest Rate:  3%
     CURRENT INTEREST RATE:                [ 5.25%]

SURRENDER CHARGE PERIOD:                   84 Months from the Date of Each
                                           Premium Payment


SURRENDER CHARGE PERCENTAGE (As a Percentage of Each Respective Premium
Payment):

              MONTHS SINCE DATE OF PAYMENT          PERCENTAGE
              ----------------------------          ----------
                 24 Months or Less                         7%
                 25 Months Through 36 Months               6%
                 37 Months Through 48 Months               5%
                 49 Months Through 60 Months               4%
                 61 Months Through 72 Months               3%
                 73 Months Through 84 Months               2%
                 85 Months or More                         0%

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                                                     DEFINITIONS

ACCOUNTS Allocation options including the Fixed Account and the Subaccounts of the Separate Account.

ACCUMULATION PERIOD              The period between the Contract Date and the
                                 Maturity Date while the Contract is in force.


ACCUMULATION                     An accounting unit of measure used to calculate
UNIT VALUE                       Subaccount values for the Contract during the
                                 Accumulation Period.

AGE Issue Age refers to the Age of the Annuitant on his/her birthday immediately proceeding the
                                 Contract Date. Attained Age refers to the Issue
                                 Age plus the number of completed contract years.

ANNUITANT                        The person named on the application, or as
                                 subsequently changed, to receive annuity
                                 payments. The Annuitant may be changed as
                                 provided in the Death Benefit Provisions and
                                 Annuity Provisions.

ANNUITY PROCEEDS                 The amount applied to purchase periodic annuity
                                 payments. Such amount is the Annuity Value on
                                 the Maturity Date, less any applicable Premium
                                 Tax.

ANNUITY UNIT VALUE               An accounting unit of measure used to calculate
                                 annuity payments from a Subaccount after the
                                 Maturity Date.

ANNUITY VALUE                    The value as described in the Annuity Value
                                 section of the Contract Value Provisions.

CASH VALUE                       The value as described in the Cash Value
                                 section of the Contract Value Provisions.


CONTINGENT                       The new Beneficiary upon the current
BENEFICIARY                      Beneficiary's death.

Contract Anniversary             The same day in each succeeding year as the
                                 Contract Date. If there is no day in a calendar
                                 year which coincides with the Contract Date,
                                 the Contract Anniversary will be the first day
                                 of the next month.

CONTRACT DATE                    The later of the date on which payments are
                                 first received and the date the properly
                                 completed application is received by Us at Our
                                 Office.

DEATH BENEFIT                    The value as described in the Death Benefit
                                 Proceeds section of the Death Benefit
                                 Provisions.


DEATH REPORT DAY                 The Valuation Date coincident with or next
                                 following the day on which We have received
                                 both: 1) due proof of death; and 2) a Written
                                 Notice for an election of a) a single sum
                                 payment or b) an alternative election as
                                 described under the Death Benefit Provisions.

FIXED ACCOUNT                    An allocation option other than the Separate
                                 Account.

MATURITY DATE                    The date of the Annuitant's 90TH birthday, on
                                 which the Accumulation Period ends and annuity
                                 payments are to commence. The date may be
                                 changed as provided in the Annuity Provisions.

PREMIUM TAX                      Premium Tax levied by a state or other
                                 government entity. The Premium Tax will be paid
                                 when due and charged either against the premium
                                 or the contract value.

REALLOCATION DATE                The date on which any premiums are reallocated
                                 from the Reallocation Account to the Accounts
                                 elected by the Owner. The Reallocation Date is
                                 shown on the Contract Schedule page.

SEC                              The United States Securities and Exchange
                                 Commission.

SEPARATE ACCOUNT                 A unit investment trust, consisting of
                                 Subaccounts. Each Subaccount of the Separate
                                 Account buys shares of a corresponding
                                 portfolio of a Series Fund.

SERIES FUND                      A designated mutual fund from which a
                                 Subaccount of the Separate Account will buy
                                 shares.


SUBACCOUNT                       A Separate Account allocation option that is
                                 made available under this Contract.

SURRENDER                        The termination of the Contract at the option
                                 of the Owner.

SURRENDER CHARGE                 The period of time during which a Surrender
                                 Charge may be imposed as shown on the PERIOD
                                 Contract Schedule page. For each premium, the
                                 period begins on the date payment is received
                                 by Us.

VALUATION DATE                   Each day on which the New York Stock Exchange
                                 is open for business.

VALUATION PERIOD                 The period commencing at the end of one
                                 Valuation Date and continuing to the end of the
                                 next succeeding Valuation Date.

WRITTEN NOTICE                   Written Notice means a notice by the Owner to
                                 Us requesting or exercising a right of the
                                 Owner as provided in the Contract provisions.
                                 In order for a notice to be considered a
                                 Written Notice, it must: be in writing, signed
                                 by the Owner; be in a form acceptable to Us;
                                 and contain the information and documentation,
                                 as determined in Our sole discretion, necessary
                                 for Us to take the action requested or for the
                                 Owner to exercise the right specified. A
                                 Written Notice will not be considered complete
                                 until all necessary supporting documentation
                                 required or requested by Us has been received
                                 by Us at Our Administrative Office.


                                                              GENERAL PROVISIONS


THE CONTRACT                     This Contract, the attached application, if
                                 any, and any contract Riders constitute the
                                 entire Contract. No Contract provision can be
                                 waived or changed except by endorsement. Such
                                 endorsement must be signed by Our President or
                                 Secretary. We reserve the right to amend the
                                 Contract to meet the requirements of any
                                 applicable Federal or state laws or
                                 regulations, subject to prior approval by the
                                 Superintendent of Insurance of New York State.


OWNERSHIP                        This Contract belongs to the Owner. The Owner
                                 as shown on the Contract Schedule page, or as
                                 subsequently changed, may exercise all rights
                                 under this Contract including the right to
                                 transfer ownership. These rights may be subject
                                 to the consent of any assignee or irrevocable
                                 beneficiary.

CHANGE OF                        We will not be bound by any requested change in
OWNERSHIP UPON                   the ownership designation unless it is made by
REQUEST                          Written Notice. The change will be effective on
                                 the date the Written Notice is signed and
                                 recorded by Us. If We request, this Contract
                                 must be returned to Our Office for endorsement.

                                 Changing the Owner cancels any prior ownership designation, but it does not change the Beneficiary or the Annuitant.

CHANGE OF                        Should the Owner die during the Accumulation
OWNERSHIP UPON                   Period, We will be bound by the following:
DEATH OF OWNER

                                 1.   If the Owner is the Annuitant, then the
                                      Death Benefit Proceeds are payable as
                                      provided in the Death Benefit Provisions.

                                 2. If the Owner is not the Annuitant and dies before the Annuitant:

                                      (a)  If no Beneficiary is named and alive,
                                           the Owner's estate will become the
                                           new Owner.  The Cash Value must be
                                           distributed within five years of the
                                           former Owner's death;

                                      (b)  If the Beneficiary is alive and is
                                           the Owner's spouse, this Contract
                                           will continue with the spouse as the
                                           new Owner; or

                                      (c)  If the Beneficiary is alive and is
                                           not the Owner's spouse, the
                                           Beneficiary will become the new
                                           Owner. The Cash Value must be
                                           distributed either:

                                           (1)  within five years of the former
                                                Owner's death; or

                                           (2)  over the lifetime of the new
                                                Owner, if a natural person, with
                                                payments beginning within one
                                                year of the former Owner's
                                                death; or

                                           (3)  over a period that does not
                                                exceed the life expectancy (as
                                                defined by the Internal Revenue
                                                Code and Regulations adopted
                                                under the Code) of the new
                                                Owner, if a natural person, with
                                                payments beginning within one
                                                year of the former Owner's
                                                death.

BENEFICIARY                      The Beneficiary, as named in the application or
                                 subsequently changed, is entitled to receive
                                 the Death Benefit Proceeds, if any, as provided
                                 in the Death Benefit Provisions of this
                                 Contract, or the Cash Value, if any, as
                                 provided in 2.c above. If no Beneficiary is
                                 alive, the benefits payable to the Beneficiary
                                 will be paid to the Owner, if surviving,
                                 otherwise to the Owner's estate.

CHANGE OF                        We will not be bound by any change in the
BENEFICIARY                      Beneficiary designation unless it is made by
                                 Written Notice. The change will be effective on
                                 the date the Written Notice was signed;
                                 however, no change will apply to any payment We
                                 made before the Written Notice is received. If
                                 We request, this Contract must be returned to
                                 Our Office for endorsement.

ASSIGNMENT                       This Contract may be assigned prior to the
                                 Maturity Date. We will not be bound by any
                                 assignment unless made by Written Notice. The
                                 Assignment will be effective on the date the
                                 Written Notice is received at Our Office and
                                 accepted by Us. We assume no responsibility for
                                 the validity of any assignment.

INCONTESTABILITY                 This Contract is incontestable from the
                                 Contract Date.

AGE AND SEX                      If a date of birth or sex has been misstated,
                                 any amount payable will be adjusted to conform
                                 to the correct date of birth and sex. Any
                                 underpayment made by Us will be paid with the
                                 next payment. Any overpayment made by Us will
                                 be deducted from future payments. Any
                                 underpayment or overpayment will include
                                 interest at 5% per year, from the date of
                                 adjustment.

CONTRACT YEARS                   Contract years, quarters and anniversaries are
                                 measured from the Contract Date.

REPORTS During the Accumulation Period, We will send a report to the Owner at least once each year. It will show the activity that occurred during the year and the value of the Contract as of the date of the report.

                                 The report will also show any other information required by the laws or regulations of the state in which the contract is issued.

CONTRACT PAYMENT                 All payments from the Fixed Account will be
                                 paid in one sum unless otherwise elected under
                                 the Annuity Provisions of this Contract. We
                                 have the right to postpone payments and
                                 transfers from the Fixed Account for up to six
                                 months. We reserve the right, at Our option, to
                                 defer the payment of any cash surrender value
                                 in accordance with the deferral provisions of
                                 the Investment Company Act of 1940. All
                                 payments and transfers from the Subaccounts
                                 will be processed as provided in this Contract
                                 unless one of the following situations exist:

                                 1.   The New York Stock Exchange is closed, or

                                 2.   The SEC requires that trading be
                                      restricted or declares an emergency.


PROTECTION OF                    Unless the Owner directs by filing Written
PROCEEDS                         Notice, no Beneficiary may assign any payments
                                 under this Contract before the same are due. To
                                 the extent permitted by law, no payments under
                                 this Contract will be subject to the claims of
                                 creditors of any Beneficiary.



                                                     SEPARATE ACCOUNT PROVISIONS

The variable benefits under this Contract are provided through the Separate Account referenced on the Contract Schedule page. This Separate Account is established under the Laws and Regulations of New York. The assets of the Separate Account are Our property. Assets equal to the liabilities of the Separate Account will not be charged with liabilities arising out of any other business We may conduct. If the assets of the Separate Account exceed the liabilities arising under the contracts supported by the Separate Account, then the excess may be used to cover the liabilities of Our general account. The assets of the Separate Account shall be valued as often as any contract benefits vary, but at least monthly.

The Separate Account Charge, as shown on the Schedule Page, may vary but will not exceed 1.4% annually. We reserve the right to reduce this charge on a non-discriminatory basis.



SUBACCOUNTS                      The Separate Account has various Subaccounts.
                                 Each Subaccount invests exclusively in shares
                                 of one of the portfolios of an underlying
                                 Series Fund. Assets invested after the Maturity
                                 Date may be invested in different Subaccounts
                                 than assets invested during the Accumulation
                                 Period. We reserve the right to add or remove
                                 any Subaccount of the Separate Account. Income
                                 and realized and unrealized gains and losses
                                 from assets in each Subaccount are credited to,
                                 or charged against, that Subaccount without
                                 regard to income, gains, or losses in other
                                 Subaccounts. Any amount charged against the
                                 contract value for federal or state income
                                 taxes will be deducted from that Subaccount.


TRANSFERS AMONG                  During the Accumulation Period, the Owner may
SUBACCOUNTS DURING               transfer all or a portion of this Contract's
THE ACCUMULATION                 value in its Subaccounts to other Subaccounts
PERIOD                           or the Fixed Account. We reserve the right to
                                 charge a $10 fee for each transfer after the
                                 first twelve transfers during any one contract
                                 year. This charge will be deducted from the
                                 funds transferred. We must be notified in a
                                 manner satisfactory to Us. The transfer
                                 ordinarily will take effect on the first
                                 Valuation Date on or following the date notice
                                 is received at Our Office.

TRANSFERS AMONG                  After the Maturity Date, the Owner may transfer
SUBACCOUNTS AFTER                the value of the variable annuity units from
THE MATURITY DATE                one Subaccount to another. The minimum amount
                                 which may be transferred is the lesser of $10
                                 monthly income or the entire monthly income of
                                 the variable annuity units in the Subaccount
                                 from which the transfer is being made. If the
                                 monthly income of the remaining units in a
                                 Subaccount is less than $10, We reserve the
                                 right to include the value of those variable
                                 annuity units as part of the transfer. We
                                 reserve the right to limit transfers to once
                                 per contract year.

                                 After the Maturity Date, no transfers may be made to or from the Fixed Account.

ADDITION, DELETION OR            We reserve the right to transfer assets of the
SUBSTITUTION                     Separate Account, which We determine to be
OF INVESTMENTS                   associated with the class of contracts to which
                                 this Contract belongs, to another Separate
                                 Account, subject to prior approval by the
                                 Superintendent of Insurance of New York State.
                                 If this type of transfer is made, the term
                                 "Separate Account", as used in this Contract,
                                 shall then mean the Separate Account to which
                                 the assets were transferred. We also reserve
                                 the right to add, delete, or substitute
                                 investments held by any Subaccount, subject to
                                 prior approval by the Superintendent of
                                 Insurance of New York State.

                                 We reserve the right, when permitted by law, to:

                                 1. deregister the Separate Account under the Investment Company Act of 1940;

                                 2.   manage the Separate Account under the
                                      direction of a committee at any time;

                                 3.   restrict or eliminate any voting
                                      privileges of contract owners or other
                                      persons who have voting privileges as to the Separate Account;

                                 4.   combine the Separate Account or any
                                      Subaccount(s) with one or more other
                                      Separate Accounts or Subaccounts;


CHANGE OF                        We reserve the right to change the investment
INVESTMENT OBJECTIVE             objective of a Subaccount. If required by law
                                 or regulation, an investment objective of the
                                 Separate Account, or of a Series Fund portfolio
                                 designated for a Subaccount, will not be
                                 materially changed unless a statement of the
                                 change is filed with and approved by the
                                 appropriate insurance official of the state of
                                 Our domicile or deemed approved in accordance
                                 with such law or regulation. If required,
                                 approval of or change of any investment
                                 objective will be filed with the Insurance
                                 Department of the state where this Contract is
                                 delivered.

ACCUMULATION                     Some of the contract values fluctuate with the
UNIT VALUE                       investment results of the Subaccounts. In order
                                 to determine how investment results affect the
                                 contract values, an Accumulation Unit Value is
                                 determined for each Subaccount. The
                                 Accumulation Unit Value may increase or
                                 decrease from one Valuation Period to the next.
                                 Accumulation Unit Values also will vary between
                                 Subaccounts.

                                 The Accumulation Unit Value of any Subaccount at the end of the Valuation Period is the result of:

                                 1. the total value of the assets held in the Subaccount, including the value of any dividends or capital gains distribution declared and reinvested by the portfolio during the Valuation Period. This value is determined by multiplying the number of shares of the designated Series Fund portfolio owned by the Subaccount times the net asset value per share; minus

                                 2. the accrued charge for administration and mortality and expense. The daily amount of this charge is equal to the daily net assets of the Subaccounts multiplied by the daily Separate Account
                                      Charge. The maximum annual factor for the Separate Account Charge is shown on the Contract Schedule page; minus

                                 3.   the accrued amount of reserve for any
                                      taxes that are determined by Us, subject to prior approval by the Superintendent of Insurance of New York State, to have resulted from the investment operations of the Subaccount; and the result divided by

                                 4.   the number of outstanding units in the
                                      Subaccount prior to the purchase or
                                      redemption of any units on that date.

                                 The use of the Accumulation Unit Value in determining contract values is described in the Contract Value Provisions.

PREMIUM PROVISIONS

PREMIUMS                         Premiums after the first are payable at Our
                                 Office. The amount of premium which may be paid during any contract year may not exceed the Maximum Additional Annual Premium shown on the
                                 Contract Schedule page without Our consent.
                                 Premiums will not be accepted in an amount less than the Minimum Additional Premium shown on the Contract Schedule page without Our consent.
                                 Our acceptance of any premium shall not
                                 constitute a waiver of these limits with respect to subsequent premiums.

CONTRACT VALUE PROVISIONS

NET PREMIUM                      The net premium will be the premium received
                                 less Premium Tax, if any.


ALLOCATION OF NET                Net Premiums will be allocated to the Accounts
PREMIUMS                         on the first Valuation Date on or following the
                                 date the premium is received at Our Office.
                                 With respect to the Initial Premium, the
                                 allocation will take place on the Contract
                                 Date. Any premium received prior to the
                                 Reallocation Date will be allocated to the
                                 Reallocation Account. On the first Valuation
                                 Date on or following the Reallocation Date, the
                                 values in the Reallocation Account will be
                                 transferred in accordance with the Owner's
                                 current premium allocation instructions.

                                 All allocation percentages must be in whole numbers. The allocation of future net premiums may be changed by the Owner. We reserve the right to limit such change to once each year.
                                 The request for change of allocations must be in a manner satisfactory to Us. The allocation change will be effective the date the request for change is recorded by Us.

SUBACCOUNT VALUE                 At the end of any Valuation Period, the
                                 Subaccount value is equal to the number of
                                 units that the Contract has in the Subaccount,
                                 multiplied by the Accumulation Unit Value of
                                 that Subaccount.

                                 The number of units that the Contract has in each Subaccount is equal to:

                                 1.   the initial units purchased on the
                                      Contract Date; plus

                                 2. units purchased at the time additional net premiums are allocated to the Subaccount;
                                      plus

                                 3.   units purchased through transfers from
                                      another Account; minus

                                 4.   any units that are redeemed to pay for
                                      partial Surrenders; minus

                                 5. any units that are redeemed as part of a transfer to another Account; minus

                                 6.   any units that are redeemed to pay the
                                      Annual Contract Charge, Premium Tax and
                                      transfer fees, if any.

FIXED ACCOUNT                    At the end of any Valuation Period, the Fixed
                                 Account value is equal to:

                                 1. the sum of all net premiums allocated to the Fixed Account; plus

                                 2. any amounts transferred from a Subaccount to the Fixed Account; plus

                                 3.   total interest credited to the Fixed
                                      Account; minus

                                 4.   any amounts withdrawn from the Fixed
                                      Account to pay for partial Surrenders;
                                      minus

                                 5.   any amounts transferred to a Subaccount
                                      from the Fixed Account; minus

                                 6.   any amounts charged to pay the Annual
                                      Contract Charge, Premium Tax and transfer fees, if any.

                                 Interest on the Fixed Account will be
                                 compounded daily at a minimum guaranteed effective annual interest rate as shown on the Schedule Page. We may declare from time to time higher current interest rates. The interest rates We set will be credited for increments of at least one year measured from each purchase payment or transfer date.

                                 On transfers from the Fixed Account to a Subaccount, unless We otherwise consent:

                                 1.   Written Notice must be within 30 days
                                      after a contract anniversary.

                                 2. The transfer will ordinarily take place on the first Valuation Date on or following the date We receive such Written Notice.

                                 3. The amount that may be transferred is the greater of (a) 25% of the amount in the Fixed Account; or (b) the amount transferred in the prior contract year from the Fixed Account.

                                 Unless We otherwise consent, transfers to the Fixed Account or allocation of Net Premiums to the Fixed Account may be restricted if the Fixed Account value following the transfer or allocation would exceed $500,000.

                                 We reserve the right to defer payment of any amounts from the Fixed Account for no longer than six months after We receive such Written
                                 Notice.

ANNUAL CONTRACT                  During the Accumulation Period, the Annual
CHARGE                           Contract Charge shown on the Contract Schedule
                                 page will be made once a year from the Annuity
                                 Value on each contract anniversary. This charge
                                 will be deducted from each Subaccount and the
                                 Fixed Account in proportion to the value each
                                 bears to the Annuity Value. If the Contract is
                                 surrendered on other than a contract
                                 anniversary, the charge will also be made on
                                 the date of Surrender.

                                 The Annual Contract Charge prior to Surrender will be waived if either (1) the Annuity Value or (2) the sum of all net premiums received, minus all partial Surrenders, equals or exceeds
                                 $50,000 as of the contract anniversary for which the charge is payable.

ANNUITY VALUE                    At the end of any Valuation Period, the
                                 Annuity Value is equal to the sum of the
                                 Subaccount value for each Subaccount plus the
                                 Fixed Account Value.

PARTIAL SURRENDER                Prior to the Maturity Date, a partial Surrender
                                 may be made by the Owner without full Surrender
                                 of this Contract. Unless We otherwise consent:

                                 1.   The request must be made by Written Notice.

                                 2. The partial Surrender may not reduce the Cash Value to less than the Minimum
                                      Balance shown on the Contract Schedule
                                      page.

                                 3.   No amount from the Fixed Account may be
                                      partially surrendered.

                                 Except as provided below, the amount payable will be the amount of the partial Surrender less any applicable Surrender Charge and Premium Tax. The Subaccount(s) for the partial
                                 Surrender may be specified. If not specified, partial Surrenders will be deducted from each Subaccount and, if We consent, the Fixed
                                 Account in proportion to the value each bears to the Annuity Value.

                                 Partial Surrenders may be made, without a Surrender Charge being deducted at the time the partial Surrender is made, in one of the following ways:

                                 1.   Lump Sum

                                 During any Contract Year, the Owner may request a lump sum partial Surrender. The maximum amount available without a Surrender Charge for a lump sum partial Surrender is equal to A + B, where:

                                 A is equal to:

                                      (i)   the Annuity Value on the date of the
                                            partial Surrender; plus

                                      (ii)  any amounts previously surrendered
                                            from this Contract under provision B
                                            below; plus

                                      (iii) any amounts previously surrendered
                                            from this Contract that were subject
                                            to Surrender Charges; minus

                                      (iv)  the total of all premiums paid for
                                            this Contract.

                                 And

                                 B is equal to:

                                      (i)   10% of the remaining Annuity Value
                                            following the determination of A
                                            above on the date of the partial
                                            Surrender; minus

                                      (ii)  any amounts partially surrendered
                                            under B(i) above during the contract
                                            year in which the partial Surrender
                                            is requested.

                                 Unless We otherwise consent, the minimum lump sum payment amount is $500.

                                 2.   Systematic Payout Option

                                 During any contract year, a Systematic Payout
                                 Option is available on a monthly, quarterly, semi-annual or annual basis without a Surrender
                                 Charge. Systematic payouts must be at least $50 and may not exceed 10% of the Annuity Value at the time the payout is made, divided by the number of payouts made per calendar year. We reserve the right to discontinue systematic payouts if any payout would reduce the Annuity
                                 Value below the Minimum Balance shown on the Contract Schedule page.

                                 The Owner may elect to begin or discontinue systematic payouts at any time. However, We must receive Written Notice at least 30 days prior to the date systematic payouts are to be discontinued.

                                 The Systematic Payout Option cannot be used to continue the contract In Force beyond the Maturity Date. On the Maturity Date the contract must annuitize.

                                 The adjusted partial Surrender used in the calculation of the Death Benefit Proceeds item
                                 3, is equal to the amount of the partial surrender multiplied by the ratio of (a) to (b) where:

                                 (a)   equals the value of any proceeds that
                                       would have been payable had death
                                       occurred, immediately prior to the
                                       partial surrender.

                                 (b)   equals the Annuity Value immediately
                                       before the partial surrender.


CASH VALUE                       This Contract may be surrendered by the Owner
                                 for its Cash Value upon Written Notice at any
                                 time prior to the then current Maturity Date.
                                 The Cash Value at any time equals the Annuity
                                 Value on the Valuation Date coincident with or
                                 next following the date We receive Written
                                 Notice of Surrender, less:

                                 1.       any applicable Surrender Charge; less

                                 2.       any applicable Premium Tax; less

                                 3.       the Annual Contract Charge.


SURRENDER CHARGE                 For a partial Surrender of the Annuity Value
                                 exceeding the maximum amount available without
                                 a Surrender Charge as determined in the Partial
                                 Surrender provision, a Surrender Charge may be
                                 assessed against this excess amount. For the
                                 purpose of calculating the Surrender Charge,
                                 the excess Annuity Value surrendered will be
                                 considered as a surrender of the premium
                                 payments on a "first in, first out" basis. For
                                 a premium surrendered beyond the Surrender
                                 Charge period, no Surrender Charge will be
                                 assessed. For a premium surrendered within the
                                 Surrender Charge Period, the Surrender Charge
                                 is determined by multiplying the amount of the
                                 premium surrendered by the applicable Surrender
                                 Charge Percentage shown on the Contract
                                 Schedule Page. The total Surrender Charge of a
                                 partial Surrender is the sum of the surrender
                                 charges calculated above.

                                 For a full Surrender which occurs within the Surrender Charge Period of the most recent premium payment shown on the Contract Schedule page, the Surrender Charge will be handled as a partial surrender but will exclude the maximum amount available without a Surrender Charge (as determined in the Partial Surrender provision).

BASIS OF COMPUTATION             A detailed statement of the method of
                                 computation of values has been filed with the
                                 insurance supervisory official of the
                                 jurisdiction in which this Contract is
                                 delivered. All values for this Contract are
                                 equal to or greater than the values required by
                                 statutes in such jurisdiction.




DEATH BENEFIT PROVISIONS

DEATH OF ANNUITANT               If the Annuitant dies during the Accumulation
DURING THE                       Period and the Owner is a natural person other
ACCUMULATION PERIOD              than the Annuitant, the Owner will
                                 automatically become the Annuitant and this
                                 Contract will continue.

                                 If the Annuitant dies during the Accumulation
                                 Period and the Owner is either (1) the same individual as the Annuitant; or (2) other than a natural person, then the Death Benefit
                                 Proceeds as calculated below are payable to the Beneficiary.

DEATH BENEFIT                    If the Annuitant dies during the Accumulation
PROCEEDS                         Period, the Death Benefit Proceeds, if payable,
                                 will be the greater of:

                                 1.   the Annuity Value as of the Death Report
                                      Day; or

                                 2.   the excess of (a) the amount of premium
                                      paid as of the Death Report Day, less (b) any amount withdrawn from this Contract to pay for partial Surrenders; or

                                 3.   the highest Annuity Value as of any
                                      Contract Anniversary prior to the
                                      Annuitant's 81st birthday. The highest
                                      Annuity Value will be increased for
                                      premiums made and decreased for adjusted partial Surrenders taken following the date of the Contract Anniversary on which the highest Annuity Value occurs.

                                 The adjusted partial Surrender is equal to the amount of the partial surrender multiplied by the ratio of (a) to (b) where:

                                 (a)   equals the value of any proceeds that
                                       would have been payable had death
                                       occurred, immediately prior to the
                                       partial surrender.

                                 (b)   equals the Annuity Value immediately
                                       before the partial surrender.

ALTERNATIVE ELECTION             If the Beneficiary is entitled to receive the
                                 Death Benefit Proceeds, the Beneficiary may
                                 elect, in lieu of a lump sum payment, one of
                                 the following options that provides for
                                 complete distribution and termination of this
                                 Contract at the end of the distribution period:

                                 1. within five years of the date of death of the Annuitant; or

                                 2.   over the lifetime of the Beneficiary; or

                                 3.   over a period that does not exceed the
                                      life expectancy (as defined by the
                                      Internal Revenue Code and Regulations
                                      adopted under the Code) of such
                                      Beneficiary.

                                 Multiple beneficiaries may choose individually among any of the three options.

                                 For subparagraphs (1) and (3), the Annuity
                                 Value as of the Death Report Day will be adjusted to equal the Death Benefit Proceeds and this Contract will remain in force as a deferred annuity until the end of the elected distribution period. For subparagraph (2), the Maturity Date will be changed to the Death
                                 Report Day and the Death Benefit Proceeds will be used to purchase annuity payments under the Annuity Provisions of this Contract.

                                 For elections made under subparagraph (1), We will:

                                 a.   at the time of election, allow one partial
                                      Surrender and one transfer of all or a
                                      portion of the Contract's value among
                                      Subaccounts or the Fixed Account without a transfer charge. Additional partial
                                      Surrender and transfers are not permitted;

                                 b. not deduct the Annual Contract Charge upon complete distribution;

                                 c.   not permit payment of the Death Benefit
                                      Proceeds under the Annuity Provisions of this Contract upon complete distribution.

                                 The Beneficiary may not name a Beneficiary for payment of the Death Benefit Proceeds. In the event the Beneficiary dies prior to distribution of all Death Benefit Proceeds, We will pay the remaining value of the Death
                                 Benefit Proceeds to the Contingent Beneficiary, if named by the Owner. If no Contingent
                                 Beneficiary is named, such payment will be made to the Beneficiary's estate.

                                 Subparagraphs (2) and (3) may be elected only if the Beneficiary is a natural person and payments start within one year of the date of death of the Annuitant.

                                 During the Accumulation Period provision, if the Beneficiary is entitled to receive the Death Benefit Proceeds and is the spouse of the deceased Annuitant, then the Beneficiary may elect to become the new Annuitant and Owner and keep the Contract in force in lieu of receiving the Death Benefit Proceeds.

ANNUITY PROVISIONS


COMMENCEMENT OF                  Monthly annuity payments will begin as of the
ANNUITY PAYMENTS                 Maturity Date shown on the Contract Schedule
                                 page, unless another Maturity Date has been
                                 elected as provided in these provisions.


MATURITY DATE                    The Maturity Date shown on the Contract
                                 Schedule page may be changed to a different
                                 Maturity Date, subject to all of the following:

                                 1.   Written Notice prior to the Maturity Date.

                                 2.   The new  Maturity Date is at least 13
                                      months after the Contract Date.

                                 3.   The new Maturity Date is not beyond the
                                      Annuitant's 90th birthday.

ANNUITY OPTION                   The Annuity Option shown on the Contract
                                 Schedule page may be changed to any other
                                 option available upon Written Notice prior to
                                 the Maturity Date. If a variable account
                                 annuity payment option is chosen, the Owner
                                 must include in the Written Notice the
                                 Subaccount allocation of the Annuity Proceeds
                                 as of the Maturity Date.

CHANGE OF                        As of the Maturity Date and upon agreement with
ANNUITANT                        Us, the Owner may elect a different Annuitant
                                 or add a joint Annuitant who will be a joint
                                 payee under either Option C or Option E.


PAYEE The Annuitant(s) on the Maturity Date will become the payee(s) and receive the annuity payments.


AVAILABILITY                     If the payee is not a natural person, an
                                 Annuity Option is only available with Our
                                 permission. No Annuity Option is available if:

                                 1.   the payee is an assignee; or

                                 2.   the periodic payment is less than $20.


AGE Age, when required, means age nearest birthday on the effective date of the option. We will furnish rates for ages or combination of ages not shown upon request.

PROOF OF AGE                     Prior to making the first monthly annuity
AND SEX                          payment under this Contract, We reserve the
                                 right to require satisfactory evidence of the
                                 birthdate and the sex of any payee. If required
                                 by law to ignore differences in sex of any
                                 payee, annuity payments will be determined
                                 using unisex rates.

PROOF OF SURVIVAL                Prior to making any payment under this
                                 Contract, We reserve the right to require
                                 satisfactory evidence that the payee is:

                                 1.   alive on the due date of such payment; and

                                 2.   legally qualified to receive such payment.


DEATH BENEFIT AFTER              The death benefit after the Maturity Date and
THE MATURITY DATE                after the commencement of annuity payments
                                 depends upon the annuity option selected. If a
                                 payee dies on or after the commencement of
                                 annuity payments, the remaining portion of any
                                 interest In the Contract will be distributed at
                                 least as rapidly as under the method of
                                 distribution being used as of the date of the
                                 payee's death.

RESTRICTIONS                     After the Maturity Date, no additional
                                 premiums, partial Surrenders, full Surrenders,
                                 change of Annuitants or Annuity Options may be
                                 made under this Contract.

                                                  FIXED ACCOUNT ANNUITY PAYMENTS


Annuity payments at the time of annuitization will not be less than those that would be provided by the application of "an amount" to purchase any single consideration immediate annuity contract. "An amount" will be the greater of the Cash Value or 95% of the Annuity Value.


INTEREST AND                     All Fixed Account annuity option payments are
MORTALITY                        based on a guaranteed interest rate of 3%.
                                 Mortality is based on the "Annuity 2000"(male,
                                 female, and unisex if required by law)
                                 mortality table projected for improvement using
                                 projection scale G.


AMOUNT OF MONTHLY                The amount of each monthly annuity payment will
FIXED ACCOUNT                    be determined by multiplying:
ANNUITY PAYMENT

                                 1.  the appropriate rate based on the
                                     guaranteed interest rate and, for Options B and C, the mortality table for Fixed
                                     Account annuity payments; multiplied by

                                 2.  the Annuity Proceeds as of the Maturity
                                     Date.

FIXED ACCOUNT                    The following options are available for payment
ANNUITY OPTIONS                  of Fixed Account monthly annuity payments. The
                                 rates shown are the guaranteed rates for each
                                 $1,000 of Annuity Proceeds at adjusted ages.
                                 Any guaranteed rates not shown for the options
                                 below will be available upon request. Higher
                                 current rates may be available at the Maturity
                                 Date.

                                 The amount of the first payment depends upon the adjusted Age of the Annuitant. The adjusted
                                 Age is the Annuitant's Age nearest the Maturity
                                 Date, adjusted as follows:


                                 Maturity Date       Adjusted Age
                                 ------------------------------------
                                 Before 2010          Actual Age
                                 2010 - 2019          Actual Age minus 1
                                 2020 - 2026          Actual Age minus 2
                                 2027 - 2033          Actual Age minus 3
                                 2034 - 2040          Actual Age minus 4



                                 After the year 2040 as determined by Us.

Option A -                       The Annuity Proceeds will be paid in equal
Fixed Period                     installments. The installments will be paid
                                 over a fixed period determined from the
                                 following table:

                                          Fixed Period
                                           (in Months)             Rate
                                     ---------------------------------------
                                                60                 17.91
                                               120                  9.61
                                               180                  6.87
                                               240                  5.51

Option B -                       The Annuity Proceeds will be paid in equal
Life Income                      installments determined from the following
                                 table. Such installments are payable:

                                 1.  during the payee's lifetime only (Life
                                     Annuity); or

                                 2. during a 10 year fixed period certain and for the payee's remaining lifetime (Certain
                                     Period); or

                                 3. until the sum of installments paid equals the Annuity Proceeds applied and for the payee's remaining lifetime (Installment
                                     Refund).

                              Option B: Life Income
                             Monthly Income Payments

              Guaranteed for Life                      Guaranteed for 10 Years            Guaranteed Return of
                                                                                            Policy Proceeds
    ------------------------------------------       -----------------------------       -----------------------------
    Age*         Male       Female      Unisex       Male     Female        Unisex       Male       Female      Unisex
     50         $3.82        3.70        3.74        3.80        3.69        3.72        3.70        3.62        3.65
     55          4.18        4.01        4.06        4.13        3.99        4.03        3.99        3.89        3.92
     60          4.64        4.42        4.49        4.57        4.38        4.44        4.36        4.23        4.27
     65          5.30        4.98        5.08        5.14        4.89        4.97        4.83        4.67        4.72
     70          6.21        5.78        5.90        5.86        5.58        5.66        5.43        5.26        5.31

* Adjusted Age as defined in Fixed Account Annuity Options Provision


Option C -                       The Annuity Proceeds will be paid in equal
Joint and Survivor               installments during the joint lifetime of two
Life Income                      payees and continuing upon the death of the
                                 first payee for the remaining lifetime of the
                                 survivor.

                    Option C: Joint and Survivor Life Income

                                Monthly Payments for Each $1,000 of Amount Retained
  ------------------------------------------------------------------------------------------------------------------------
                                                          Age of Other Payee (Female)
                     -----------------------------------------------------------------------------------------------------
    Age of One       15 Years Less     12 Years Less      9 Years Less      6 Years Less      3 Years Less       Same as
  Payee* (Male)        Than Male         Than Male         Than Male         Than Male         Than Male      Male Payee's
                        Payee's           Payee's           Payee's           Payee's           Payee's
  -------------      -------------     -------------      ------------      ------------      ------------    ------------
        50            $3.06              $ 3.12            $ 3.19            $ 3.25            $3.31             $3.38
        55              3.20               3.27              3.35              3.44             3.52              3.61
        60              3.37               3.47              3.57              3.68             3.79              3.91
        65              3.59               3.72              3.86              4.01             4.16              4.32
        70              3.88               4.06              4.25              4.45             4.67              4.89

* Adjusted Age as defined in Fixed Account Annuity Options Provision


           UNISEX MONTHLY PAYMENTS FOR EACH $1,000 OF AMOUNT RETAINED

                               Age of Other Payee*
  ----------------------------------------------------------------------------------------------------------------------
  Age of First     15 Years Less     12 Years Less      9 Years Less       6 Years Less     3 Years Less      Same as
     Payee*          Than First        Than First        Than First         Than First       Than First    First Payee's
                      Payee's           Payee's            Payee's           Payee's          Payee's
  ------------     -------------     -------------      ------------       ------------     ------------   -------------
       50            $3.07            $ 3.13             $ 3.19             $3.25               3.31           3.37
       55             3.20              3.28               3.36              3.44               3.52           3.60
       60             3.38              3.48               3.58              3.68               3.79           3.89
       65             3.61              3.73               3.87              4.01               4.16           4.30
       70             3.90              4.07               4.26              4.46               4.66           4.86

* Adjusted Age as defined in Fixed Account Annuity Options Provision

VARIABLE ACCOUNT ANNUITY PAYMENTS


Annuity payments at the time of annuitization will not be less than those that would be provided by the application of "an amount" to purchase any single consideration immediate annuity contract. "An amount" will be the greater of the Cash Value or 95% of the Annuity Value.


ANNUITY                          The Annuity Proceeds will be used to purchase
UNIT VALUE                       variable annuity units in the chosen
                                 Subaccount(s). The Annuity Unit Value in any
                                 Subaccount will increase or decrease reflecting
                                 the investment experience of that Subaccount.

                                 The Annuity Unit Value of any Subaccount at the end of a Valuation Period is equal to (a) multiplied by (b) multiplied by (c), where:

                                 (a)  is the Annuity Unit Value for that
                                      Subaccount at the end of the immediately preceding Valuation Period;

                                 (b)  is the net investment factor for the
                                      Subaccount for the Valuation Period; and

                                 (c)  is the Assumed Investment Return
                                      adjustment factor for the Valuation
                                      Period.

                                 The Assumed Investment Return adjustment factor for the Valuation Period is the product of discount factors of .99986634 per day to recognize the 5.0% effective annual Assumed
                                 Investment Return.

                                 The net investment factor used to calculate the value of the Annuity Unit Value in each Subaccount for the Valuation Period is determined by dividing (d) by (e) and subtracting (f) from the result, where:

                                 (d)  is the net result of:

                                      (1)  the net asset value of a Series Fund
                                           share held in that Subaccount
                                           determined as of the end of the
                                           current Valuation Period; plus

                                      (2)  the per share amount of any dividend
                                           or capital gain distributions made by
                                           the Series Fund for shares held in
                                           that Subaccount if the ex-dividend
                                           date occurs during the Valuation
                                           Period; plus or minus

                                      (3)  a per share charge or credit for any
                                           taxes reserved for, which We
                                           determine to have resulted from the
                                           investment operations of the
                                           Subaccount.

                                 (e)  is the net asset value of a Series Fund
                                      share held in the Subaccount determined as of the end of the immediately preceding
                                      Valuation Period.

                                 (f) is a factor representing the mortality and expense risk fee, and administrative charge. This factor is equal, on an annual basis, to 1.40% of the daily net asset value of a Series Fund share held in the Separate Account for that Subaccount.

DETERMINATION OF                 The amount of the first variable payment is
THE FIRST VARIABLE               determined by multiplying the Annuity Proceeds
PAYMENT                          times the appropriate rate from the variable
                                 option selected. The tables are based on the
                                 "Annuity 2000" (male, female, and unisex if
                                 required by law) mortality table projected for
                                 improvement using projection scale G. Neither
                                 expenses actually incurred, other than taxes on
                                 the investment return, nor mortality actually
                                 experienced, shall adversely affect the dollar
                                 amount of variable annuity payments after such
                                 payments have commenced.

                                 The amount of the first payment depends upon the adjusted Age of the Annuitant. The adjusted
                                 Age is the Annuitant's Age nearest the Maturity
                                 Date, adjusted as follows:



                                      MATURITY DATE          ADJUSTED AGE
                                 Before 2010              Actual Age
                                 2010 - 2019              Actual Age minus 1
                                 2020 - 2026              Actual Age minus 2
                                 2027 - 2033              Actual Age minus 3
                                 2034 - 2040              Actual Age minus 4


                                 After the year 2040 as determined by Us.

DETERMINATION OF                 The amount of variable annuity payments after
SUBSEQUENT                       the first will increase or decrease according
VARIABLE PAYMENTS                to the Annuity Unit Value which reflects the
                                 investment experience of the selected
                                 Subaccount(s). Each variable annuity payment
                                 after the first will be equal to the number of
                                 variable annuity units in each selected
                                 Subaccount multiplied by the Annuity Unit Value
                                 of that Subaccount on the date the payment is
                                 processed. The number of variable annuity units
                                 in any selected Subaccount is determined by
                                 dividing the first variable annuity payment
                                 allocated to that Subaccount by the variable
                                 Annuity Unit Value of that Subaccount on the
                                 date the first annuity payment is processed.
                                 The number of variable annuity units in any
                                 selected Subaccount will be increased or
                                 reduced by the number of units transferred to
                                 or from another Subaccount.

VARIABLE ACCOUNT                 The following options are available for payment
ANNUITY OPTIONS                  of Variable Account monthly annuity payments.
                                 The rates shown are the guaranteed rates for
                                 each $1,000 of Annuity Proceeds at selected
                                 ages. These rates are used to determine the
                                 first variable payment under each option. Any
                                 guaranteed rates not shown for the options
                                 below will be available upon request.

Option D -                       The Annuity Proceeds will be paid in
Variable Life Income             installments determined from the following
                                 table. Such installments are payable:

                                 1.   during the payee's lifetime only (Variable
                                      Life Annuity); or

                                 2. during a 10 year fixed period certain and for the payee's remaining lifetime
                                      (Variable Certain Period).

                                  Variable Life Annuity                             Variable Certain Period
                         ---------------------------------------              ---------------------------------------
   Payee's Age*          Male            Female           Unisex              Male             Female          Unisex
   ------------          ----            ------           ------              ----             ------          ------
       50                5.07            4.93               4.98              5.04              4.92            4.95
       55                5.40            5.22               5.27              5.34              5.18            5.23
       60                5.85            5.61               5.68              5.75              5.55            5.61
       65                6.50            6.16               6.26              6.29              6.03            6.11
       70                7.41            6.94               7.08              6.98              6.69            6.77

* Adjusted Age as defined in Variable Account Annuity Options Provision

Option E -                       The Annuity Proceeds will be paid in
Variable Joint and Survivor      installments during the joint lifetime of two
Life Income                      payees and continuing upon the death of the
                                 first payee for the remaining lifetime of the
                                 survivor.

            Option E: Monthly Installment For Joint and Full Survivor

                              Monthly Payments for Each $1,000 of Amount Retained
 ----------------------------------------------------------------------------------------------------------------------
                                                       AGE OF OTHER PAYEE (FEMALE)*
                   ----------------------------------------------------------------------------------------------------
  Age of First     15 Years Less     12 Years Less     9 Years Less     6 Years Less      3 Years Less        Same as
 Payee* (Male)       Than Male         Than Male        Than Male         Than Male        Than Male       Male Payee's
                      Payee's           Payee's          Payee's           Payee's          Payee's
 -------------     -------------     -------------     ------------     ------------      ------------     ------------
       50            $4.37            $4.42              $4.46             $4.51            $4.56            $4.62
       55             4.48             4.54               4.60              4.67             4.74             4.81
       60             4.62             4.70               4.79              4.88             4.98             5.08
       65             4.81             4.92               5.04              5.17             5.31             5.46
       70             5.07             5.23               5.40              5.59             5.79             6.00

* Adjusted Age as defined in Variable Account Annuity Options Provision

                          UNISEX MONTHLY PAYMENTS FOR EACH $1,000 OF AMOUNT RETAINED
  ----------------------------------------------------------------------------------------------------------------------
                                                             AGE OF OTHER PAYEE*
                   -----------------------------------------------------------------------------------------------------
  Age of First     15 Years Less     12 Years Less      9 Years Less       6 Years Less     3 Years Less      Same as
     Payee*          Than First        Than First        Than First         Than First       Than First    First Payee's
                      Payee's           Payee's            Payee's           Payee's          Payee's
  ------------     -------------     -------------      ------------       ------------     ------------   -------------
       50            $4.38             $ 4.42             $ 4.47             $4.51             $4.56          $4.61
       55             4.48               4.54               4.60              4.67              4.73           4.80
       60             4.63               4.70               4.79              4.88              4.97           5.07
       65             4.82               4.93               5.05              5.17              5.30           5.44
       70             5.09               5.24               5.41              5.59              5.78           5.97

* Adjusted Age as defined in Variable Account Annuity Options Provision

                       THIS PAGE INTENTIONALLY LEFT BLANK

                        AUSA LIFE INSURANCE COMPANY, INC.

                       Home Office: 4 Manhattanville Road
                            Purchase, New York 10577
                             Administrative Office:
                                  P.O. Box 9054
                         Clearwater, Florida 33758-9054












--------------------------------------------------------------------------------











             FLEXIBLE PAYMENT VARIABLE ACCUMULATION DEFERRED ANNUITY

                         Death Benefit Prior to Maturity
                   Monthly Annuity Commencing on Maturity Date
                                Non-Participating
                                  No Dividends